UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2005

INSITE VISION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 865-8800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
Item 3.02. Unregistered Sales of Securities
Item 8.01. Other Events

Private Placement of Senior Secured Promissory Notes and Warrants

On December 30, 2005, InSite Vision Incorporated (the “Company”) entered into definitive subscription agreements (the “Subscription Agreements”) with various institutional and individual accredited investors (the “Investors”) for the sale of $6.0 million in aggregate principal amount of 10% Senior Secured Promissory Notes of the Company (the “Notes”) and warrants (the “Warrants”) to purchase 1.2 million shares of Common Stock of the Company (the “Offering”).

The Company received $4.3 million from the sale of the Notes and Warrants in the initial closing held on December 30, 2005, and expects to close on the remaining $1.7 million in principal amount of Notes and corresponding Warrants within the next week. The Company intends to use the proceeds from this financing for working capital and for general corporate purposes. The Notes and Warrants were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder.

The Subscription Agreements for the purchase and sale of the Notes and the Warrants contained customary representations, warranties and covenants of the Company and the Investors. Pursuant to the Subscription Agreements, the Company also granted certain registration rights to the Investors with respect to the shares of Common Stock issuable upon the exercise of the Warrants. These registration rights require the Company to file a registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”) with respect to the resale of the shares of Common Stock issuable upon exercise of the Warrants (including the Warrant issued to the Placement Agent described below) within 30 days following the final closing and to use its best efforts to have such registration statement declared effective by the SEC within 120 days of the final closing.

On December 30, 2005, the Company issued a press release describing the terms of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Terms of the Notes

The Notes are senior secured obligations of the Company and are secured by all of the assets of the Company, including its intellectual property, pursuant to the terms of an Amended and Restated Security Agreement, dated as of December 30, 2005 (the “Security Agreement”). The holders of the Notes rank pari passu with that certain Amended and Restated Secured Promissory Note issued to the Company’s Chief Executive Officer (the “CEO Note”). The outstanding principal balance on the CEO Note is $231,000. The Investors, the Company, the Company’s CEO and The Bank of New York, as collateral agent, entered into an Intercreditor and Collateral Agency Agreement, dated as of December 30, 2005, with respect to the relationship among the senior secured creditors and matters relating to the collateral agent.

The Notes issued at the initial closing have an initial maturity date of June 30, 2006, which may be extended at the option of the Company until December 30, 2006. The Notes bear interest at a rate of 10% per annum. In the event that the Company extends the maturity date under these Notes until December 30, 2006, the interest rate increases to 12% per annum for such additional 6 month period. Payments of principal and interest under the Notes are due in one lump sum upon the earlier of the applicable maturity date and an “Event of Acceleration” under the Notes.

The following events, among others, constitute an “Event of Acceleration” under the Notes: (i) the Company fails to make a payment under the Notes when due; (ii) the Company fails to perform, in any material respect, any term or provision of the Notes; (iii) the Company fails to perform in any material respect, any material agreement or covenant in the Subscription Agreement or the Security Agreement (collectively, the “Reference Agreements”); (iv) any of the representations and warranties in the Reference Agreements are untrue and the effect of which has a material adverse effect on the business or operations of the Company or the ability of the Company to repay the Notes; (v) the Company enters into bankruptcy or receivership proceedings or otherwise admits in writing its inability to pay its debts as they become due; or (vi) an order or judgment in excess of $500,000 is entered into against the Company.

The Notes also contain a mandatory redemption provision which requires the Company to redeem the Notes in full (including a “make-whole” premium of all interest due to the end of the relevant maturity date) within 10 days following the consummation of a (i) Sale of the Company, (ii) Qualified Financing or (iii) Corporate Collaboration.

For purposes of the Notes, (i) “Qualified Financing” shall mean the closing of an equity financing or series of equity financings by the Company resulting in aggregate gross cash proceeds (before commissions or other expenses) to the Company of at least $12,500,000; (ii) “Sale of the Company” shall mean a transaction (or series of related transactions) between the Company and one or more non-affiliates, pursuant to which such party or parties acquire (A) capital stock of the Company possessing the voting power to elect a majority of the board of directors of the Company (whether by merger, consolidation, sale or transfer of the Company’s capital stock or otherwise); or (B) all or substantially all of the Company’s assets determined on a consolidated basis; provided, however, that a transaction (or series of related transactions) pursuant to which the then-existing holders of the Company’s capital stock immediately prior to such transaction (or series of related transactions) continue to own, directly or indirectly, a majority of the outstanding shares of the capital stock of the Company or such other resulting, surviving or combined company resulting from such transaction (or series of related transactions) shall not be deemed to be a Sale of the Company; and (iii) “Corporate Collaboration” shall mean the closing by the Company of a transaction in which any rights to AzaSiteTM are licensed to a third party.

The Notes also contain certain negative covenants that restrict or prohibit the Company from incurring additional indebtedness in excess of $100,000; creating or granting liens on its assets; engaging in certain transactions with officers, directors or 5% or greater stockholders; repurchasing equity securities or declaring dividends on its capital stock; or changing its primary line of business without the written consent of the holders of a majority of the aggregate principal amount of the Company’s senior secured notes (this calculation is determined based on the aggregate principal amount of senior secured notes then outstanding held by the Investors and by the Company’s CEO).

Terms of the Warrants

Investors in the Notes received Warrants exercisable for 20,000 shares of Common Stock for every $100,000 in principal amount of Notes purchased. The Warrants have a term of five years. The exercise price under the Warrants is equal to the volume weighted average price of the Company’s Common Stock as reported on the American Stock Exchange for the five trading days immediately prior to the initial closing date, which was $0.82. The Warrants may be exercised by payment of the per share exercise price either in cash or by a cashless or net exercise of the Warrants.

Certain Fees Paid in the Offering

Paramount BioCapital, Inc. (the “Placement Agent”) acted as the placement agent for the Offering and, at the initial closing, received a cash commission equal to 7% of the gross proceeds from the sale of the Notes and Warrants. The Placement Agent is also entitled to 7% of the gross proceeds from the sale of the Notes and Warrants if and when the Company closes on the final $1.7 million in principal amount of Notes. In addition, the Placement Agent received a warrant exercisable for 200,000 shares of Common Stock of the Company (the “Placement Warrant”). The Placement Agent will not be entitled to any additional warrants if and when the Company closes on the remainder of the Notes. The terms of the Placement Warrant, including duration and exercise price, are the same as the Warrants issued to the Investors.

Notes held by Certain Executive Officers and Directors

In connection with the Offering, the Company amended and restated the July 15, 2003 CEO Note as well as the September 3 and November 5, 2003 unsecured Promissory Notes in favor of the Company’s Vice President of Finance and Administration (the “Amended Unsecured Promissory Note”). The CEO Note contains acceleration provisions identical to the Notes issued to the Investors. The Amended Unsecured Promissory Note has an outstanding balance of $35,000. The CEO Note and the Amended Unsecured Note are due on the earlier to occur of March 31, 2007 and within ten (10) days after an event that triggers a Mandatory Redemption of the Notes issued in the Offering.

Prior to the initial closing of the Offering, using proceeds from various warrant exercises, the Company repaid an aggregate of $55,000 in outstanding principal amount of unsecured promissory notes that had matured and were due to an officer and two directors of the Company.

The foregoing description of the various agreements and securities entered into and issued in connection with the Offering is only a summary and is qualified in its entirety by the definitive terms of the such agreements and securities.

Item 9.01 Financial Statements and Exhibits

(d) EXHIBITS

Exhibit No.	Description

99.1	InSite Vision Incorporated Press Release dated December 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITE VISION INCORPORATED (Registrant)

Date: January 6, 2006	By:	/s/ S. KUMAR CHANDRASEKARAN

Name: S. Kumar Chandrasekaran, Ph. D. Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	InSite Vision Incorporated Press Release dated December 30, 2005.